UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

VIEWPOINT FINANCIAL GROUP
 (Exact name of registrant as specified in its charter)

United States	001-32992	20-4484783
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 W. 15th Street, Plano, Texas	75075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

ViewPoint Financial Group (“the Registrant”) held its annual meeting of shareholders on June 28, 2010. Holders of record of the Registrant’s common stock at the close of business on April 29, 2010, were entitled to vote on eight proposals at the annual meeting. The final voting results of each proposal are set forth below.

Proposal 1 – Amended and Restated Plan of Conversion and Reorganization

The Registrant’s shareholders approved the Amended and Restated Plan of Conversion and Reorganization as described in the proxy statement/prospectus dated May 6, 2010.

	Votes of Shareholders	Votes of Shareholders
	Excluding ViewPoint MHC	Including ViewPoint MHC
For	8,779,933	22,963,745
Against	19,096	19,096
Abstain	3,499	3,499
Broker Non-Votes	580,512	580,512

Proposal 2 – Election of Directors

The Registrant’s shareholders approved the election of Gary D. Basham and Jack D. Ersman as directors of the Registrant for a term to expire in the year 2013.

	Gary D. Basham	Jack D. Ersman
For	22,589,050	22,587,620
Withheld	397,290	398,720
Broker Non-Votes	580,512	580,512

Proposal 3 – Ratification of Independent Registered Public Accounting Firm

The Registrant’s shareholders approved the ratification of the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the year ending December 31, 2010.

For	23,554,012
Against	8,136
Abstain	4,704
Broker Non-Votes	—

Proposal 4 – Adjournment of Annual Meeting

The Registrant’s shareholders approved the proposal providing for the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there were not sufficient votes at the time of the annual meeting to approve the Amended and Restated Plan of Conversion and Reorganization.

For	22,748,325
Against	647,146
Abstain	171,381
Broker Non-Votes	—

Proposals 5a-5d – Informational Proposals

5a. The Registrant’s shareholders approved a provision in ViewPoint Financial Group, Inc.’s articles of incorporation to limit the ability of shareholders to remove directors.

For	15,956,592
Against	7,014,419
Abstain	15,329
Broker Non-Votes	580,512

5b. The Registrant’s shareholders approved a provision in ViewPoint Financial Group, Inc.’s articles of incorporation requiring a supermajority vote of shareholders to approve certain amendments to ViewPoint Financial Group, Inc.’s articles of incorporation.

For	15,934,713
Against	6,999,913
Abstain	51,714
Broker Non-Votes	580,512

5c. The Registrant’s shareholders approved a provision in ViewPoint Financial Group, Inc.’s articles of incorporation requiring a supermajority vote of shareholders to approve shareholder-proposed amendments to ViewPoint Financial Group, Inc.’s bylaws.

For	15,926,907
Against	7,005,498
Abstain	53,935
Broker Non-Votes	580,512

5d. The Registrant’s shareholders approved a provision in ViewPoint Financial Group, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of ViewPoint Financial Group, Inc.’s outstanding voting stock.

For	15,943,347
Against	6,970,996
Abstain	71,997
Broker Non-Votes	580,512

ITEM 8.01. Other Events.

On June 30, 2010, the Registrant announced that its shareholders and the depositors of ViewPoint Bank have each approved the plan of conversion and reorganization pursuant to which ViewPoint MHC will convert to a stock holding company form of organization. ViewPoint Financial Group, Inc. also announced the results of its offering of shares of common stock in connection with the conversion. The conversion and offering are expected to be completed at the close of business on July 6, 2010, subject to receipt of final regulatory approvals, including approval of a final appraisal, and other customary closing conditions.

The foregoing description is only a summary and is qualified in its entirety to the full text of the release which is included as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1 Press release dated June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP

Date:	July 1, 2010	By:	/s/ Pathie E. McKee

Pathie E. McKee, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 30, 2010

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